SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

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☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

STONE MOUNTAIN RESOURCES, INC.
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Stone Mountain Resources, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
 (86 – 0579) 82239700

INFORMATION STATEMENT
(Preliminary)

July 12, 2007

GENERAL INFORMATION

                   This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Stone Mountain Resources, Inc., a Delaware Corporation (the “Company”), to notify such Stockholders that on or about or about July 11, 2007, the Company received written consents in lieu of a meeting of Stockholders from Excelvantage Group Limited, the holder of 12,000,000 shares representing approximately 60.12% of the 19,961,100 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholder") (1) authorizing the Company's Board of Directors, to amend the article of incorporation to change the Company’s name to Kandi Technologies, Corp.; and (2) authorizing the appointment of Mr. Heung Sang Fong to the Board of Directors.

On July 11, 2007, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholder approved the action by written consent in lieu of a meeting on July 11, 2007, in accordance with the Delaware General Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from a corporate name change which will create a more focused business brand for its common stock.  Moreover, the Board believes the governance of the Company will be strengthened with the addition of Mr. Heung Sang Fong.

Accordingly, it was the Board's opinion that the corporate name change and director appointment described above would better position the Company to attract potential business candidates and provide the stockholders of the Company with the greatest potential return. The Board approved the above actions on July 11, 2007 and stockholders holding a voting majority of the outstanding voting capital stock of the Company approved the above actions on July 11, 2007.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY

The Board of Directors of the Company has adopted a resolution to change the name of the corporation from "Stone Mountain Resources, Inc." to "Kandi Technologies, Corp."  The Majority Stockholder of shares representing a majority of the Company's outstanding voting stock has given their written consent to the Corporate Name Change.  Under Delaware corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval.  We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to change the name of the Company, provided, however, that in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the Amendment will not be filed with the Secretary of State of Delaware or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

The corporate name change was approved because the new name better represents the Company's new business focus.  Stone Mountain was originally incorporated on March 31, 2004 in the State of Delaware. Prior to the Closing, the Registrant was a public “shell” company with nominal assets.  Prior to that, we were a gold exploration company that was exploring Nevada mineral properties. However, as a result of our failure to generate revenues and the anticipated costs of further exploration activities, on May 30, 2007, we entered into a Termination Agreement, terminating the Property Option Agreement by and between Stone Mountain and Midas Mountain, Inc. and the respective rights and obligations contained therein. We ceased operations, and we became a public “shell” company.

In an effort to substantiate stockholder value, Stone Mountain then sought to identify, evaluate and investigate various companies and compatible or alternative business opportunities with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which Stone Mountain would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

On June 29, 2007 the Company shareholders, Continental Development Limited., a Hong Kong corporation (“Continental”), and Excelvantage Group Limited, a British Virgin Islans Company, which owns 100% of Continetal (the “Continental Shareholder”) executed a Share Exchange Agreement (“Share Exchange Agreement”) by which Continental became a wholly owned subsidiary of Stone Mountain. From and after the Closing Date, the business of the Company shall be that of Continental’s wholly owned subsidiary, Zhejiang Kandi Vehicle Co., Ltd. (“Kandi”).  In this regard, Kandi is engaged in machinery manufacturing, with special purpose vehicles and Go-Karts as its leading products

The adoption of “Kandi Technologies, Corp." as the new name more clearly and accurately describes the new business focus of the Company.  With the name “Stone Mountain Resources, Inc." there is no clear relationship to the Company's current business activities. The name "Kandi Technologies Corp." should allow the Company to develop a clearer and more recognizable identity in the marketplace. Certificates for the Company's common stock that recite the name "Stone Mountain Resources, Inc." will continue to represent shares in the Company after the Corporate Name Change has become effective.  If, however, a stockholder wishes to acquire a certificate reciting the name "Kandi Technolgies, Corp.." after the effectiveness of the Corporate Name Change, the stockholder may do so by surrendering its certificate to the Company's transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

The Company's transfer agent is:
Corporate Stock Transfer
3200 Cherry Creek Drive South, Suite 430
Denver, CO 80209
Tel: (303) 282-4800
Fax: (303) 282-5800

APPOINTMENT OF MR. HEUNG SANG FONG
TO THE BOARD OF DIRECTORS

The Board of Directors of the Company has adopted a resolution to appoint Mr. Heung Sang Fong to the Board of Directors of the Company.   The Majority Stockholder of shares representing a majority of the Company's outstanding voting stock has given their written consent to the Corporate Name Change.  Under Delaware corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval.

In this regard, Mr. Fong, a U.S. CPA, serves as the Executive Vice President of Corporate Development of Fuqi International, Inc since December 2006. From January 2004 to November 2006, Mr. Fong served as the managing partner of Iceberg Financial Consultants, a financial advisory firm based in China that advises Chinese clients in capital raising activities in the United States.  From December 2001 to December 2003, Mr. Fong was the Chief Executive Officer of Holley Communications, a Chinese company that engaged in CDMA chip and cell phone design. From March 2002 to March 2004, he served as Chief Executive Officer of Pacific Systems Control Technology, Inc. (NASDAQ:PFSY), a Chinese company listed on NASDAQ. From May 2001 to November 2001, Mr. Fong was the Director of Finance of PacificeNet, Inc. (NASDAQ:PACT), a customer relationship management, mobile internet, e-commerce and gaming technology based in China.  From December 1998 to April 2001, he was the Group Financial Controller of Oregon Scientific, a wholly-owned subsidiary of IDT, a Hong King Stock Exchange-listed company. Mr. Fong also held various positions with accounting firms in the United States and Hong Kong including Deloitte and Touche, Ernst and Young, and KPMG Peat Marwick.  Mr. Fong, who is a U.S. CPA, is currently serving as an independent director and audit committee member of a Hong Kong public company, Universal Technology Inc. Mr. Fong graduated from the Baptist University with a diploma in History in 1982. He also has an MBA from the University of Nevada at Reno and Masters in Accounting from the University of Illinois at Urbana Champaign.

OUTSTANDING VOTING SECURITIES

        As of the date of the Consent by the Majority Stockholder, July 11, 2007, the Company had 19,961,000 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

         On July 11, 2007, the holder of 12,000,000 shares (or approximately 60.12% of the 19,961,000 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

         Delaware General Corporate Law provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock, as of July 12, 2007, taking into account the consummation of the Exchange, by: (i) each director; (ii) each person who is known to us to be the beneficial owner of more than 5%of our outstanding common stock; (iii) each of our executive officers named in the Summary Compensation Table; and (iv) all our current executive officers and directors of as a group. Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to us by the persons listed. Except as otherwise indicated in the footnotes, each person listed has sole voting power with respect to the shares shown as beneficially owned.

Name of Beneficial Owner and Address (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percent of Shares of Common Stock Beneficially Owned (3)
Hu Xiaoming, CEO, President, and Director	-0-	-0-
Hu Wangyuan, Vice President and Director	-0-	-0-
Ying Jinfeng, Director	-0-	-0-
Zhu Xiaoying, Director	-0-	-0-
Zheng Mingyang, Director	-0-	-0-
Xie Kepei, Director	-0-	-0-
Excelvantage Group Limited	12,000,000	60.12%
Ho Man Tim (4)	12,000,000	60.12%
Peter Dodge 701 North Green Valley Parkway #200 Henderson, Nevada 89074	3,000,000	15.03%
All Executive Officers and Directors as a Group (6 persons)	-0-	-0-
-----------------------------
 * Less than 1%

(1)	Unless otherwise indicated, the address is Jinhua Industrial Park, Jinhua, Zhejiang Province, PRC 321016.
(2)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(3)
Pursuant to the terms of the Share Exchange Agreement, we anticipate that, following the cancellation of 12,000,000 shares of Stone Mountain’s common stock held by Peter Dodge, Stone Mountain’s prior sole director and majority shareholder, Stone Mountain will issue approximately 12,000,000 common shares to the Continental Shareholder equal to approximately 60.12% of the issued and outstanding common shares of the Company as of the Closing Date of the Share Exchange Agreement.  Accordingly, we anticipate that there will be approximately 19,961,000 common shares issued and outstanding on the Closing Date of the Share Exchange Agreement.

(4)
Through his position as a stockholder in Excelvantage Group Limited, Ho Man Tim has the power to dispose of or direct the disposition of the one (1) share of Common Stock he owns in Excelvantage Limited Group.  As a result, Ho Man Tim may, under the rules of the Securities and Exchange Commission, be deemed to be the beneficial owner of the shares of Common Stock.  Ho Man Tim disclaims beneficial ownership of the shares of Common Stock reported as beneficially owned by him, except to the extent of his pecuniary interest as a stockholder of Excelvantage Group Limited.

DISSENTER’S RIGHTS OF APPRAISAL

        The Stockholders have no right under the Delaware General Corporation Law, the Company’s articles of incorporation consistent with above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

       The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-KSB for the year ended March 31, 2007;
2.	Quarterly Report on Form 10-QSB for the quarter ended December 31, 2006;
3.	Quarterly Report on Form 10-QSB for the year ended September 30, 2006; and
4.	Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006;

  EFFECTIVE DATE OF AMENDMENT

The amendment to our Articles of Incorporation will become effective upon the filing with the Delaware Secretary of State of a Certificate of Amendment to our Articles of Incorporation, attached hereto as Exhibit A.  We intend to file the Certificate of Amendment twenty days after this Information Statement is first mailed to shareholders.

Dated: July 13, 2007

By Order of the Board of Directors

/s/ Hu Xiaoming
Hu Xiaoming Chairman of the Board of Directors and Chief Executive Officer